Exhibit 99.1

NeuroOne® Reports Second Quarter Fiscal Year 2024 Financial Results and Provides Corporate Update

EDEN PRAIRIE, Minn., May 14, 2024 (GlobeNewswire) -- NeuroOne Medical Technologies Corporation (NASDAQ: NMTC) (“NeuroOne” or the “Company”), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, today announces its operating results for the second quarter fiscal year 2024 ended March 31, 2024.

Second Quarter Fiscal Year 2024 and Recent Business Updates

Financial Highlights:

●	Product revenue of $1,377,000 in Q2 2024, compared to $466,000 in Q2 2023

●	Raised an additional $2.0 million using the ATM Program in Q2 2024

Evo® sEEG:

●	Zimmer Biomet continued to expand into new accounts

●	Product exhibited by Zimmer Biomet at the American Association of Neurological Surgeons (AANS) in May

OneRF™ Ablation System:

●	Completed site training and initiated limited commercial launch of the OneRF™ Ablation System in late March

●	Successfully implanted five patients

●	Completed initial manufacturing run for limited commercial launch

●	Presented ICD-10-PCS hospital inpatient code application to the Centers for Medicare and Medicaid Services (CMS) in March for the OneRF™ ablation procedure to support accurate data collection and processing of reimbursement claims by hospitals for the ablation procedure

●	Exhibited the OneRF™ Ablation System at the AANS meeting in May

Drug Delivery Program:

●	Completed feasibility bench top testing and animal study demonstrating the ability to deliver a therapeutic agent and provide recording capabilities using the sEEG drug delivery system

●	Continued discussions with potential strategic partners for use in clinical studies and research

Spinal Cord Stimulation Program:

●	Completed animal study to evaluate stimulation and battery performance using the Company’s spinal cord stimulation electrode technology

●	Led by our Spinal Cord Stimulation Advisory Board, completed cadaver study to further advance the development of the percutaneous implantation technique for NeuroOne’s thin-film paddle electrodes for spinal cord stimulation

●	Presented posters on pre-clinical experience with thin-film paddle leads at North American Neuromodulation Society (NANS) and Gordon Research Conference on Neuroelectronic Interfaces

Dave Rosa, CEO of NeuroOne, commented, “We made excellent progress this quarter across multiple fronts. Revenue growth continued regarding our sEEG product line as new customer sites were added by Zimmer Biomet. We also initiated the limited launch of the OneRF™ Ablation System, an exciting accomplishment given we are the first company to receive FDA 510(k) clearance to market this novel technology in the United States. Customer interest has been strong and we believe the OneRF™ Ablation System, with combination diagnostic and therapeutic functionality, has the capability to create a paradigm shift in neurosurgical procedures. Moving forward, we will investigate other applications to leverage our ablation system. We continue to believe strongly in the market opportunity for our drug delivery system as we believe it has the potential to create a unique platform for both identifying the target area in the brain, delivering the pharmacologic agent and monitoring its performance.”

Key Upcoming Milestones

OneRF™ Ablation System:

●	Transition manufacturing from sEEG diagnostic electrodes to OneRF electrodes

●	Add new centers for our limited commercial launch

●	Exhibit OneRF™ Ablation System and present posters at the 2024 American Society for Stereotactic and Functional Neurosurgery (ASSFN) meeting in June

●	Continue to explore additional applications and strategic partnership opportunities for ablation in neurology and other attractive markets that could benefit from NeuroOne’s high-resolution, thin-film electrode technology

Drug Delivery Program:

●	Refine prototype design and complete biocompatibility study

●	Continue to identify potential strategic partners to utilize NeuroOne’s drug delivery device in clinical studies and research

Spinal Cord Stimulation Program:

●	Finalize electrode design

●	Present poster on feasibility of implantation of epidural thin-film paddle leads at International Neuromodulation Society’s (INS) World Congress

Second Quarter Fiscal Year 2024 Financial Results

Product revenue was $1,377,000 in the second quarter of fiscal 2024, compared to product revenue of $466,000 in the second quarter of fiscal 2023. For the first six months of fiscal 2024, product revenue was $2,355,000, compared to $581,000 for the same period in fiscal 2023. The Company had no collaboration revenue in the first six months of fiscal 2024, compared to collaboration revenue of $1.46 million in the first six months of fiscal 2023. Collaboration revenue in 2023 was derived from the Zimmer Development Agreement and represents the portion of the exclusivity and milestone fee payments eligible for revenue recognition during the period.

Total operating expenses in the second quarter of fiscal 2024 were $3.3 million, compared with $3.5 million in the same period of the prior fiscal year. Research and Development (R&D) expense in the second quarter of fiscal 2024 was $1.3 million compared with $1.7 million in the second quarter of fiscal 2023. Selling, General and Administrative (SG&A) expense in the second quarter of fiscal 2024 was $2.0 million compared with $1.8 million in the prior year period. For the first six months of fiscal 2024, total operating expenses were $6.9 million, compared with $6.8 million in the same period of fiscal 2023. R&D expense in the first six months of fiscal 2024 was $2.8 million compared with $3.3 million in the same period of fiscal 2023. SG&A expense in the first six months of fiscal 2024 was $4.2 million compared with $3.5 million in the prior year period.

Net loss was $2.9 million for the second quarter of fiscal 2024, compared to a net loss of $3.5 million in the second quarter of fiscal 2023. Net loss for the first six months of fiscal 2024 was $6.2 million compared with $5.3 million in the same period of fiscal 2023.

In the second quarter of fiscal 2024, the Company sold common stock under the ATM Program at an average price of $1.43 per share, from which the Company received net proceeds of $2.0 million.

As of March 31, 2024, the Company had cash and cash equivalents of $2.4 million, compared to $5.3 million as of September 30, 2023. The Company had working capital of $3.2 million as of March 31, 2024, compared to working capital of $5.5 million as of September 30, 2023.

The Company had no debt outstanding as of March 31, 2024.

Conference Call and Webcast

Tuesday, May 14, 2024 – 4:30 PM Eastern Time

Participant Dial-In:

888-506-0062 / +1 973-528-0011

Access Code:

540724

Live Webcast:

Join here.

Phone Replay:

877-481-4010/ +1 919-882-2331

Available through May 28, 2024

Webcast Replay:

Available for 12 months

About NeuroOne

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. The Company may also pursue applications for other areas such as depression, mood disorders, pain, incontinence, high blood pressure, and artificial intelligence.  For more information, visit nmtc1.com.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this press release may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the transition of manufacturing from sEEG diagnostic electrodes to OneRF electrodes, the addition of new centers for the Company’s limited commercial launch, potential strategic partnership opportunities, continued development of the Company’s electrode technology program (including our drug delivery program and spinal cord stimulation program), business strategy, market size, potential growth opportunities, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that the partnership with Zimmer Biomet may not facilitate the commercialization or market acceptance of our technology; whether due to supply chain disruptions, labor shortages or otherwise; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds: the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks relate to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

Caution: Federal law restricts this device to sale by or on the order of a physician.

Contact:

800-631-4030

ir@nmtc1.com

NeuroOne Medical Technologies Corporation

Condensed Balance Sheets

(unaudited)

	As of March 31,	As of September 30,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$2,434,655	$5,322,493
Accounts receivable	555,639	—
Inventory	1,311,673	1,726,686
Prepaid expenses	407,777	263,746
Total current assets	4,709,744	7,312,925
Intangible assets, net	78,419	89,577
Right-of-use assets	110,724	169,059
Property and equipment, net	496,015	525,753
Total assets	$5,394,902	$8,097,314

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$780,839	$685,104
Accrued expenses and other liabilities	759,620	1,107,522
Total current liabilities	1,540,459	1,792,626
Operating lease liability, long term	—	55,284
Total liabilities	1,540,459	1,847,910

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding.	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 26,321,750 and 23,928,945 shares issued and outstanding as of March 31, 2024 and September 30, 2023, respectively.	26,322	23,929
Additional paid–in capital	72,714,414	68,911,778
Accumulated deficit	(68,886,293)	(62,686,303)
Total stockholders’ equity	3,854,443	6,249,404
Total liabilities and stockholders’ equity	$5,394,902	$8,097,314

NeuroOne Medical Technologies Corporation

Condensed Statements of Operations

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Product revenue	$1,377,294	$466,176	$2,354,943	$580,755
Cost of product revenue	986,875	434,673	1,698,210	561,559
Product gross profit	390,419	31,503	656,733	19,196

Collaborations revenue	—	—	—	1,455,188

Operating expenses:
Selling, general and administrative	2,002,949	1,821,108	4,176,421	3,484,845
Research and development	1,273,568	1,706,314	2,756,885	3,269,810
Total operating expenses	3,276,517	3,527,422	6,933,306	6,754,655
Loss from operations	(2,886,098)	(3,495,919)	(6,276,573)	(5,280,271)
Other income (expense), net	31,008	(26,909)	76,583	24,674
Loss before income taxes	(2,855,090)	(3,522,828)	(6,199,990)	(5,255,597)
Provision for income taxes	—	—	—	—
Net loss	$(2,855,090)	$(3,522,828)	$(6,199,990)	$(5,255,597)

Net loss per share:
Basic and diluted	$(0.11)	$(0.21)	$(0.25)	$(0.32)
Number of shares used in per share calculations:
Basic and diluted	25,910,478	16,414,795	24,947,813	16,321,891